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                                                                    EXHIBIT 10.1

                             BUSH INDUSTRIES, INC.
                                1999 STOCK PLAN


     1. Purpose. The purpose of the Bush Industries, Inc. 1999 Stock Plan (the "Plan") is to further the interests of Bush Industries, Inc. (the "Company"), its subsidiaries and its stockholders by providing incentives in the form of grants of stock bonuses to persons who contribute to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company, its affiliates, and its subsidiaries in attracting and retaining key persons.

     2.   Definitions.  The following definitions shall apply to this Plan:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the Class A Common Stock, par value $.10 per share of the Company.

          (c) "Company" means Bush Industries, Inc.

          (d) "Plan" means this Bush Industries, Inc. 1999 Stock Plan.

          (e) "Share" means a share of the Common Stock.

     3. Administration. This Plan will be administered by either the Board of Directors of the Company or a Committee appointed by the Board to administer the Plan. The Board of Directors of the Company and/or the Committee, if one is appointed, shall have the exclusive power to select the recipients of awards pursuant to this Plan, to establish the terms of the awards granted to each recipient, and to make all other determinations necessary or advisable under the Plan. The Board and/or the Committee shall have the sole and absolute discretion to determine whether the performance of a person warrants an award under the Plan, and to determine the size and type of the award, and any and all restrictions and/or limitations relating thereto. The Board and/or Committee shall have the full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Board and/or the Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Board and/or the Committee may retain counsel at the expense of the Company. Any determinations made by the Board and/or the Committee will be final and binding on all persons. A member of the Board and/or the Committee will not be liable for performing any act
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or making any determination in good faith.

     4. Shares Subject to Plan. Subject to the provisions of the Plan, the maximum aggregate number of Shares that may be subject to awards under the Plan shall be 350,000. If an award should expire, the Shares that were subject to such award shall, unless the Plan has then terminated, be available for other awards under the Plan.

     5. Eligibility. Any person that the Committee in its sole discretion designates is eligible to receive an award under this Plan. The Board's and/or the Committee's grant of an award to a recipient in any year does not require the Board and/or the Committee to grant an award to any such recipient in any other year. Furthermore, the Board and/or the Committee may grant different awards to different recipients and has full discretion to choose whether to grant awards to any person. Recipients may include employees, agents, independent contractors, consultants, Directors and/or Officers of the Company and/or affiliates, provided that any such awards to such persons are deemed in the best interest of the Company and its stockholders and/or its affiliates. Notwithstanding anything contained herein to the contrary, no awards may be given under the Plan to any Officers and/or Directors of the Company, unless the Plan has been previously approved by the requisite vote of the Company's stockholders. In addition, for purposes hereof, Officers shall mean Executive Officers of the Company.

     6. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Board and/or the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any award, including, but not limited to, (i) the withholding of delivery of Shares until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of Shares in an amount sufficient to reimburse the Company for the amount it is required to so withhold, or (iii) withholding the amount due from any such person's wages or compensation due such person.

     Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's Shares are listed at any time. Shares awarded under this Plan may or may not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Any certificate issued to evidence Shares issued under the Plan may bear appropriate legends, and shall be subject to receipt by the Company of any written representation and/or such transfer restrictions and/or limitations, as the Board and/or Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of the Plan.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934

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Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     7. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which awards are authorized to be granted under this Plan shall be equitably adjusted by the Board and/or the Committee to reflect such changes.

     8. Liability of the Company. The Company and/or its affiliates shall not be liable to any person for any tax consequences incurred by a recipient or other person with respect to an award.

     9.   Awards.

          (a) The Company and/or the Committee may, from time to time, award its employees, agents, independent contractors, consultants, Directors and/or Officers of the Company and/or affiliates, except as otherwise provided herein, Shares subject to the restrictions and/or limitations herein set forth and such other restrictions and/or limitations as the Company and/or the Committee shall determine.

          (b) Shares may be awarded for such consideration as the Company and/or the Committee shall determine, and may be awarded for no or a nominal amount of money or other property. If an award is in the form of a sale, the terms and conditions of sale shall be determined by the Company and/or the Committee. Shares may be sold at a purchase price which is less than fair market value (as determined in good faith by the Company and/or the Committee) on the date of sale and may be paid for, subject to the applicable law and regulation, in whole or in part, by a promissory note, which may be secured or unsecured and which may or may not be non-recourse to the maker.

          (d) The award of Shares shall be evidenced by a written instrument in such form and upon such terms and conditions as the Company and/or the Committee shall determine. Notwithstanding anything to the contrary herein, the Company and/or the Committee, in its sole discretion, may at any time and from time to time, relax or remove any restrictions and/or limitations it determines with respect to the Shares and the grant thereof.

     10. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the stockholders of the Company. The Board may, however, condition any amendment on the approval of the stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan and/or recipients of an award under the Plan are or may be subject.

     11. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

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     12.  Applicable Law.  The validity, interpretation, and enforcement of this
Plan are governed in all respects by the laws of the State of Delaware, without application to the principles of conflicts of laws.

     13. Effective Date. The effective date of this Plan shall be the date on which the Board adopts the Plan.

     14. Not a Contract of Employment. Nothing contained in the Plan or in any agreement executed pursuant hereto shall be deemed to confer upon a recipient any right to remain in the employ of the Company and/or its affiliates or in any way limit the right of the Company and/or its affiliates to terminate the employment of a recipient, or to terminate any other relationship with a recipient, including that of independent contractor or consultant.

     15. Other Compensation Plans. The adoption of this Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall this Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

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